                               2,500,000 Shares

                       PERICOM SEMICONDUCTOR CORPORATION

                                 COMMON STOCK

                            UNDERWRITING AGREEMENT

                                                               November   , 1997
                                                                       ---

SOUNDVIEW FINANCIAL GROUP, INC.
UNTERBERG HARRIS
 As Representatives of the several Underwriters
c/o SoundView Financial Group, Inc.
22 Gatehouse Road
Stamford, Connecticut  06902

Ladies and Gentlemen:

        1. DESCRIPTION OF SHARES. Pericom Semiconductor Corporation, a California corporation (the "Company"), and the selling shareholders named in
                             -------
Schedule B attached hereto (the "Selling Shareholders") propose to sell, upon
----------                       --------------------
the terms and subject to the conditions of this Agreement, to the several underwriters named in Schedule A attached hereto (collectively, the
                      ----------
"Underwriters," or each an "Underwriter"), an aggregate of 2,500,000 shares (the
 ------------               -----------
"Firm Shares") of the Company's common stock, no par value ("Common Stock"). The
 -----------                                                 ------------
Selling Shareholders and the Company also propose to sell to the Underwriters, upon the terms and subject to the conditions of this Agreement, as set forth in
Section 5, up to an aggregate of an additional 375,000 shares of Common Stock (the "Option Shares," and, collectively with the Firm Shares, the "Shares").
      -------------                                                ------

        2. REGISTRATION STATEMENT AND PROSPECTUS. A registration statement on Form S-1 (File No. 333-35327) in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective with respect to the Shares, including any preliminary prospectuses included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 ("Rule 424") under the Securities Act of 1933, as amended
                       --------
(the "Securities Act"), and the rules and regulations (the "Rules and
      --------------                                        ---------
Regulations") of the Securities and Exchange Commission (the "Commission")
-----------                                                   ----------
thereunder, copies of which amendments have heretofore been delivered to SoundView Financial Group, Inc. ("SoundView") and Unterberg Harris, the
                                  ---------
representatives of the several Underwriters hereunder (collectively, the "Representatives"), has been prepared by the Company in compliance with the
 ---------------
requirements of the Securities Act and has been filed with the Commission under the Securities Act. One or more amendments to such registration statement, including in each case an amended preliminary prospectus, copies of which amendments have heretofore been delivered to the Representatives, have also been so prepared and filed. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used
                                               ----------------------
in this Agreement means the registration statement as amended by said post-effective amendment. The term "Registration Statement" as used in this Agreement
                               ----------------------
shall also include any registration statement relating to the Shares that is filed and declared effective pursuant to Rule 462(b) under the Securities Act. The term "Prospectus" as used in this Agreement means the prospectus in the form
          ----------
included in the Registration Statement, or, (a) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act ("Rule 430A") and such information is included in a prospectus
                 ---------
filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" as used in this Agreement means the prospectus in the form
      ----------
included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b), and (b) if prospectuses that meet the requirements of
Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act ("Rule 434"), then (i) the term "Prospectus" as used in this
                 --------                       ----------
Agreement means the "prospectus subject to completion" (as such term is defined in Rule 434(g) under the Securities Act) as supplemented by (A) the addition of Rule 430A information or other information contained in the form of prospectus delivered pursuant to Rule 434(b)(2) under the Securities Act or (B) the information contained in the term sheets described in Rule 434(b)(3) under the Securities Act, and (ii) the date of such prospectuses shall be deemed to be the date of the term sheets. The term "Preliminary Prospectus" as used in this
                                   ----------------------
Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

             (a) SECURITIES ACT COMPLIANCE. The Registration Statement has been prepared in compliance with the requirements of the Securities Act and has been filed with the Commission under the Securities Act. The Commission has not issued or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, and, at its date of issue, each Preliminary Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, when the Registration Statement becomes effective and at all times subsequent thereto up to and including the Closing Dates (as hereinafter defined), the Registration Statement and the Prospectus and any amendments or supplements thereto contained and will contain all material statements and information required to be included therein by the Securities Act and conformed and will conform in all material respects to the requirements of the Securities Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations,
                 --------  -------
     warranties and agreements shall not apply to information contained in or omitted from any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof. There is no contract, agreement, lease, franchise or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described therein or filed therewith as required, and all descriptions of any such contracts, agreements, leases, franchises or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

             (b) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of California, with power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Prospectus. The Company is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, and is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification. The Company has obtained all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

             (c) SUBSIDIARIES. The Company does not have any subsidiaries. Except as set forth in the Prospectus, the Company does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

             (d) NO CHANGES. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, and has not entered into any transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company, or any change in the capital stock, short-term or long-term debt of the Company.

             (e) VALID ISSUANCE OF THE SHARES. The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus.

             (f) AUTHORIZATION. The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Shares), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

             (g) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, constitute a default under or result in the creation of any lien under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties is or may be bound, the Articles of Incorporation, Bylaws or other organizational documents of the Company, or any law, order, Rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

             (h) LEGAL COMPLIANCE. The Company, in all material respects, is in compliance with and conducts its business in conformity with all applicable federal, state, local and foreign laws, rules and regulations of any court or governmental agency or body, and, to the knowledge of the Company, except as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a material adverse effect on the operations of the Company.

             (i) GOVERNMENTAL CONSENTS. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act in
                                    ----
     connection with the purchase and distribution of the Shares by the Underwriters.

             (j) FINANCIAL STATEMENTS. The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial condition and the results of operations of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as may be set forth in the Prospectus. The selected financial and statistical data set forth in the Prospectus under the caption "Selected Financial Data" fairly present, on the basis stated in the Registration Statement, the information set forth therein. The Company has provided the Representatives with all financial statements from its inception to the date hereof that are available to the officers of the Company.

             (k) INDEPENDENT AUDITORS. Deloitte & Touche LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

             (l) CAPITALIZATION. The Company's authorized and outstanding capital stock is on the date hereof, and will be on the Closing Dates, as set forth under the heading "Capitalization" in the Prospectus and conforms to the description thereof set forth under the heading "Description of Capital Stock" in the Prospectus. The outstanding shares of Common Stock (including the outstanding Shares) (i) conform to the description thereof in the Prospectus, (ii) have been duly authorized and validly issued and are fully paid and nonassessable, (iii) have been issued in compliance with all federal and state securities laws, and (iv) were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options granted subsequent to the date of information provided in the Prospectus pursuant to the Company's stock option plans as disclosed in the Prospectus. The description of the Company's stock option and other stock plans or arrangements and the options or other rights granted or exercised thereunder, as set forth in the Prospectus, accurately and fairly presents the information required to be disclosed with respect to such plans, arrangements, options and rights. All of the issued and outstanding shares of capital stock of Pericom Technology, Inc., a British Virgin Islands corporation ("PTI"), have been duly authorized and validly issued, are fully paid and nonassessable and the shares of capital stock of PTI held by the Company, as set forth in the Prospectus, are owned directly by the Company free and clear of any liens, encumbrances, equities or claims.

             (m) LITIGATION. Except as set forth in the Prospectus, there is no legal or governmental action, suit, proceeding or investigation pending to which the Company or any of its affiliates is a party or to which any property of the Company or any affiliate is subject, which, if determined adversely to the Company or any such subsidiary or affiliate, might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this Agreement, (ii) suspend the effectiveness of the Registration Statement, (iii) prevent or suspend the use of the Preliminary Prospectus in any jurisdiction, or (iv) result in a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company, and, to the best of the Company's knowledge, no such action, suit, proceeding or investigation is threatened or contemplated against the Company or any affiliate by governmental authorities or others. The Company is not a party to and is not subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body.

             (n) TAX RETURNS AND PAYMENTS. The Company has filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns and has paid all taxes shown as due thereon or with respect to any of its properties, and there is no tax deficiency that has been, or, to the knowledge of the Company, is likely to be asserted against the Company or any of its properties or assets that would adversely affect the financial condition, business or operations of the Company. All distributions to the shareholders of the Company prior to the date hereof have been made in compliance with applicable law and have not exceeded the amounts to which such shareholders were legally entitled.

             (o) REGISTRATION RIGHTS. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company as a result of the filing or effectiveness of the Registration Statement and, in any event, except as set forth in the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company.

             (p) PRICE STABILIZATION AND MANIPULATION. Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

             (q) PATENTS AND TRADEMARKS. The Company owns or possesses all patents, trademarks, trademark registrations, service marks, service mark registrations, tradenames, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by it or necessary for the conduct of its business as now conducted or as proposed to be conducted, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing. The Company's business as now conducted does not infringe or conflict with in any material respect any trademarks, service marks, tradenames, copyrights, trade secrets, licenses or other intellectual property or franchise right, or, to the Company's knowledge, any patents, of any person. No claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, tradename, copyright, trade secret, license in or other intellectual property right or franchise right of any person, except as described in the Prospectus or with respect to claims which, singly or in the aggregate, will not have a material adverse affect on the business, financial condition or operating results of the Company.

             (r) MATERIAL CONTRACTS. The Company has performed all material obligations required to be performed by it under all contracts required by
     Item 601(b)(10) of Regulation S-K under the Securities Act to be filed as exhibits to the Registration Statement, and neither the Company nor, to the knowledge of the Company, any other party to such contract is in default under or in breach of any such obligations, except with respect to any defaults or breaches which, singly or in the aggregate, will not result in a material adverse effect on the business, financial condition or operating results of the Company. The Company has not received any notice of such default or breach.

             (s) LABOR AGREEMENTS AND ACTIONS. The Company is not involved in any labor dispute, and no such dispute is threatened. The Company is not aware that (i) any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company, or
     (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company. The Company does not and does not expect to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the
                                                          -----
     Company makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant. With respect to such plans, the Company is in compliance in all material respects with all applicable provisions of ERISA, except with respect to any non-compliance with such provisions which, singly or in the aggregate, will not have a material adverse effect on the business, financial condition or operating results of the Company.

             (t) LOCK-UP AGREEMENTS. Except as disclosed in the Prospectus, the Company has obtained the written agreement, in substantially the form attached hereto as Schedule C, from each of its officers and directors and
                        ----------
     each holder of any shares of Common Stock or securities convertible into or exchangeable or exercisable for or rights to purchase or acquire shares of Common Stock.

             (u) TITLE TO PROPERTY AND ASSETS. The Company has and, as of the Closing Dates, will have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned or proposed to be owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described the Prospectus or such as would not have a material adverse effect on the Company. Any real property and buildings held under lease by the Company or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of the Closing Dates, held by it under valid, subsisting and enforceable leases with such exceptions as would not have a material adverse effect on the Company, in each case except as described in or contemplated by the Prospectus.

             (v) INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which it is engaged or proposes to engage in after giving effect to the transactions described in the Prospectus, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, except as described in or contemplated by the Prospectus.

             (w) BROKERS. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

             (x) INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets,
     (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (y) DISTRIBUTION OF OFFERING MATERIALS. The Company has not distributed and will not distribute prior to the later of (i) the First Closing Date or the Option Closing Date, as the case may be, and (ii) the completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

             (z) PAYMENT OR RECIPIENT OF FUNDS. Except as set forth in the Prospectus, neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, Rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

             (aa) INVESTMENT COMPANY. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

             (bb) ENVIRONMENTAL LAWS. The Company is in compliance with all federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental
                                                              -------------
     Laws"). The Company has received no notice from any governmental authority
     ----
     of any claim under any Environmental Laws. No property that is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation and Liability Act of 1980, as amended (420 U.S.C. (S) 9601 et seq.), or otherwise designated as
                                           ------
     a contaminated site under applicable state or local laws.

             (cc) PERMITS. The Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"),
                                                                    -------
     including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its property and to conduct its business. The Company has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company.

             (dd) EMPLOYMENT MATTERS. The Company has not violated any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of ERISA or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company.

             (ee) 1934 ACT REGISTRATION. The Company has filed a registration statement pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which registration statement has been or
                      ------------
     will be declared effective simultaneously with the effectiveness of the Registration Statement.

             (ff) NASDAQ LISTING. The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

             (gg) CERTIFICATES. Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement or in connection with the offering contemplated hereby shall be deemed to be a representation and warranty of the Company as to the matters covered thereby.

        4. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

             (a) VALID AND MARKETABLE TITLE. Such Selling Shareholder now has, and on the Closing Dates will have, valid and marketable title to the Shares to be sold by such Selling Shareholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, and has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement (each as hereinafter defined), and each of the several Underwriters will acquire valid and marketable title to all of the Shares being sold to the Underwriters by such Selling Shareholder, free and clear of any liens, encumbrances, equities claims, restrictions on transfer or other defects whatsoever.

             (b) AUTHORITY. Such Selling Shareholder now has, and on the Closing Dates will have, upon delivery of and payment for each of the Shares hereunder, full right, power and authority, and shall have obtained any approval required by law, to sell, transfer, assign and deliver the Shares being sold by such Selling Shareholder hereunder.

             (c) MARKET STAND-OFF. Such Selling Shareholder has executed and delivered to the Representatives a lock-up agreement in substantially the form attached hereto as Schedule C (the "Lock-Up Agreement"), providing
                             ----------       -----------------
     that, with certain limited exceptions specified therein, and as provided in more detail therein, for a period of one hundred eighty (180) days after the effective date of the Registration Statement, without the consent of SoundView, such Selling Shareholder will not offer to sell, sell, contract to sell or otherwise dispose of any shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by such Selling Shareholders in accordance with the Rules and Regulations, except for the Shares being sold hereunder.

             (d) POWER OF ATTORNEY. Such Selling Shareholder has duly executed and delivered a power of attorney, in substantially the form heretofore delivered to the Representatives (the "Power of Attorney"), appointing Alex
                                            -----------------
     Chi-Ming Hui and Patrick B. Brennan, and each of them, as attorney-in-fact (the "Attorneys-in-Fact") with authority to execute
           -----------------
     and deliver this Agreement on behalf of such Selling Shareholder, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement.

             (e) CUSTODY AGREEMENT. Such Selling Shareholder has duly executed and delivered a custody agreement, in substantially the form heretofore delivered to the Representatives (the "Custody Agreement"), with Boston
                                            -----------------
     EquiServe, L.P. as custodian (the "Custodian"), pursuant to which
                                        ---------
     certificates in negotiable form for the Shares to be sold by such Selling Shareholder hereunder have been placed in custody for delivery under this Agreement.

             (f) BINDING OBLIGATIONS. Such Selling Shareholder has, by execution and delivery of each of this Agreement, the Power of Attorney, the Custody Agreement and the Lock-Up Agreement, created valid and binding obligations of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with their respective terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

             (g) COMPLIANCE WITH OTHER INSTRUMENTS. The performance of this Agreement, the Custody Agreement and the Power of Attorney, and the consummation of the transactions contemplated hereby and thereby, will not result in a breach or violation by such Selling Shareholder of any of the terms or provisions of, or constitute a default by such Selling Shareholder under, (i) any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties is bound, (ii) any judgment of any court or governmental agency or body applicable to such Selling Shareholder or any of its properties, or any statute, decree, order, Rule or regulation of any court or governmental agency or body applicable to such Selling Shareholder or any of its properties, or (iii) if such Selling Shareholder is other than a natural person, any provisions of the charter, bylaws or other organizational documents of such Selling Shareholder.

             (h) NO REVOCATION. Each Selling Shareholder agrees that (i) the Shares represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters and the Company hereunder, (ii) the arrangement for such custody and the appointment of the Attorneys-in-Fact are irrevocable, (iii) that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity, liquidation or distribution of such Selling Shareholder, or any other event, and (iv) if such Selling Shareholder should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Shares hereunder, certificates for the Shares to be sold by such Selling Shareholder shall be delivered on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorneys-in-Fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity, liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorneys-in-Fact or any of them shall have notice of such death, incapacity, liquidation or dissolution or other event.

             (i) NO STABILIZATION OR MANIPULATION. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and, other than as permitted by the Securities Act, the Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

             (j) GOVERNMENTAL CONSENTS. The execution, delivery and performance of this Agreement by such Selling Shareholder, compliance by such Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act or by the NASD.

             (k) BENEFICIAL OWNERSHIP. The information set forth under the heading "Principal and Selling Shareholders" in the Prospectus which specifically relates to such Selling Shareholder does not, and will not on the Closing Dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading, and such Selling Shareholder has agreed to immediately notify the Company if, at any time during the period when a Prospectus is required by law to be delivered in connection with sales of Common Stock by an Underwriter or a dealer, there is any change in such information.

             (l) ORGANIZATION AND GOOD STANDING. Such Selling Shareholder, if other than a natural person, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity it purports to be.

             (m) NO PREEMPTIVE OR OTHER RIGHTS. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement. Such Selling Shareholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Shareholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement. Such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

        5. PURCHASE AND SALE OF THE SHARES. The Company and the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters the Firm Shares, with the number of shares to be sold by the Company and each Selling Shareholder being the number of Shares set opposite his, her or its name in Schedule B attached hereto, and on the basis of the representations,
   ----------
warranties, covenants and agreements herein contained, but upon the terms and subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Shares from the Company and the Selling Shareholders, with the number of shares of Firm Shares to be purchased by each Underwriter being set opposite its name in Schedule A attached hereto, subject
                                           ----------
to adjustment in accordance with Section 14 hereof. The number of Shares to be purchased by each Underwriter from each Selling Shareholder hereunder shall bear the same proportion to the total number of Shares to be purchased by such Underwriter hereunder as the number of Shares being sold by each Selling Shareholder bears to the total number of Shares being sold by all of the Selling Shareholders, subject to adjustment by the Representatives to eliminate fractions.

             (a) PURCHASE PRICE. The purchase price per Share to be paid by the Underwriters to the Company and the Selling Shareholders will be $
                                                                       ---------
     per share (the "Purchase Price").
                     --------------

             (b) CLOSING. The Company and the Selling Shareholders will deliver the Firm Shares to the Representatives for the respective accounts of the several Underwriters in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company and the Selling Shareholders given at or prior to 10:00 a.m., California time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as SoundView may designate (solely for the purpose of administrative convenience) and in such denominations as SoundView may determine, against payment of the aggregate Purchase Price therefor in Federal or other immediately available funds, by certified or official bank check or checks payable to the order of the Company and the Custodian or by wire transfer to accounts designated by the Company and the Custodian, all at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304. Such delivery and closing shall occur at 7:00 a.m., California time, on the fourth business day after the date of this Agreement (the "First
                                                                       -----
     Closing Date"). The First Closing Date and the location of delivery of, and
     ------------
     the form of payment for, the Firm Shares may be varied by agreement between the Company and SoundView. The First Closing Date may be postponed pursuant to the provisions of Section 14.

             (c) CERTIFICATES FOR THE SHARES. The Company and the Selling Shareholders shall make the certificates for the Firm Shares available to the Representatives for examination on behalf of the Underwriters not later than 12:00 p.m., New York time, on the business day preceding the First Closing Date at such location within New York, New York as may be designated by the Representatives. If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

             (d) PAYMENT ON BEHALF OF UNDERWRITERS. It is understood that the Representatives, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Shareholders on behalf of any Underwriter or Underwriters for the Shares to be purchased by such Underwriter or Underwriters. Any such payment by the Representatives shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

             (e) INITIAL PUBLIC OFFERING. The several Underwriters agree to make an initial public offering of the Firm Shares at the initial public
     offering price of $               per share as soon after the effectiveness
                        --------------
     of the Registration Statement as, in their judgment, is advisable. The Representatives shall promptly advise the Company and the Selling Shareholders of the making of the initial public offering. After the initial public offering, the several Underwriters may, in their discretion, vary the public offering price.

             (f)  OVER-ALLOTMENT OPTION.

                  (i) OPTION SHARES. For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, the Company and the Selling Shareholders hereby grant to the Underwriters an option (the "Option") to purchase,
                                                      ------
     severally and not jointly, up to the aggregate number of shares of Option Shares set forth opposite each of the names of the Company and such Selling Shareholders on Schedule B attached hereto, for an aggregate of up to
                     ----------
     375,000 shares of Common Stock. The price per share to be paid for the Option Shares shall be the Purchase Price. The Option may be exercised as to all or any part of the Option Shares at any time, and from time to time, not more than thirty (30) days subsequent to the effective date of this Agreement. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.
     The right to purchase the Option Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

                  (ii) EXERCISE OF OPTION. The Option may be exercised by the Underwriters by giving written notice from SoundView to the Company and the Selling Shareholders setting forth the number of shares of the Option Shares to be purchased by them and the date and time for delivery of and payment for the Option Shares (the "Option Closing Date," and, collectively
                                         -------------------
     with the First Closing Date, the "Closing Dates"). The Option Closing Date
                                       -------------
     shall not be earlier than the First Closing Date and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. All purchases of Option Shares from the Selling Shareholders and the Company shall be made on a pro rata basis in accordance with the allocations set forth on Schedule B attached hereto.
                                                  ----------
     Option Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name on Schedule A attached hereto bears to the total number
                           ----------
     of Firm Shares (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the Option by the Underwriters, the Selling Shareholders agree to sell to the Underwriters the number of Option Shares set forth in the written notice of exercise and the Underwriters agree, severally and not jointly and upon the terms and subject to the conditions herein set forth, to purchase the number of such shares determined as aforesaid.

                  (iii) OPTION CLOSING. The Selling Shareholders will deliver the Option Shares to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company and the Selling Shareholders given at or prior to 10:00 a.m, California time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as SoundView may designate (solely for the purpose of administrative convenience) and in such denominations as SoundView may determine, against payment of the aggregate Purchase Price therefor in Federal or other immediately available funds, by certified or official bank check or checks payable to the order of the Company and/or the Custodian or by wire transfer to accounts designated by the Company and the Custodian, all at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304. The Company the Selling Shareholders shall make the certificates for the Option Shares available to the Underwriters for examination not later than 12:00 p.m., New York time, on the business day preceding the Option Closing Date, at such location within New York, New York as may be designated by the Representatives. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Shares may be varied by agreement between the Company and SoundView. The Option Closing Date may be postponed pursuant to the provisions of Section 14.

        6. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

             (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A, use its best efforts to cause the Registration Statement to become effective, (ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424, (iii) if the Company and the Representatives have determined to deliver Prospectuses pursuant to Rule 434, to use its best efforts to comply with all the applicable provisions thereof, and (iv) use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

             (b) AMENDMENTS AND REPORTS. The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will promptly file all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

             (c) PROSPECTUS. If, at any time after the effective date of the Registration Statement when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event relating to or affecting the Company occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission.

             (d) COPIES OF REGISTRATION STATEMENT AND PROSPECTUS. The Company will deliver to the Representatives, at or before the Closing Dates, manually signed copies of the Registration Statement, and each amendment thereto, including all financial statements and exhibits thereto, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Shares is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request.

             (e) SECTION 11(A) EARNINGS STATEMENT. The Company will make generally available to its shareholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date" (as defined in Rule 158 under the Securities
     Act) of the Registration Statement.

             (f) BLUE SKY QUALIFICATION. The Company will cooperate with the Representatives to enable the Shares to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Representatives may reasonably request.

             (g) REPORTS TO SHAREHOLDERS. The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and will furnish or make available to its shareholders quarterly summary financial information in reasonable detail, which may be unaudited.

             (h) NASDAQ NATIONAL MARKET. The Company will use its best efforts to maintain the listing of the Common Stock on the Nasdaq National Market for a period of five (5) years after the effective date of the Registration Statement.

             (i) TRANSFER AGENT AND REGISTRAR. The Company will maintain a transfer agent and registrar for its Common Stock.

             (j) REVIEW OF AUDITORS. Prior to filing its Quarterly Reports on Form 10-Q under the Exchange Act, the Company will have its independent accountants perform a limited review of its quarterly numbers.

             (k) MARKET STAND-OFF. The Company will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the Company in accordance with the Rules and Regulations) during the 180 days following the effective date of the Registration Statement, other than the Company's sale of Common Stock hereunder and the Company's issuance of Common Stock upon the exercise of stock options which are presently outstanding and described in the Prospectus. In addition, during the 180 days following the effective date of the Registration Statement, the Company will not release any officer, director or securityholder of the Company from their obligations under any similar agreement with the Company not to sell, transfer or dispose of securities of the Company for the 180-day period following the effective date of the Registration Statement.

             (l) USE OF PROCEEDS. The Company will apply the net proceeds from the sale of the Shares as set forth in the description under the heading "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K under the Securities Act.

             (m)  SEC CORRESPONDENCE. The Company will supply the
     Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act.

             (n) FINANCIAL STATEMENTS. Prior to the Closing Dates the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

             (o) PRESS RELEASES. Prior to the Closing Dates and during the period when a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or its financial condition, results of operation, business, prospects, assets or liabilities, or the offering of the Shares, without the prior consent of the Representatives, which consent shall not be unreasonably withheld. For a period of twelve (12) months following the Closing Date, the Company will use its best efforts to provide to the Representatives copies of each press release or other public communications with respect to the financial condition, results of operations, business, prospects, assets or liabilities of the Company at least twenty-four (24) hours prior to the public issuance thereof or such longer advance period as may reasonably be practicable.

             (p) REPORTS TO REPRESENTATIVES. During the period of five (5) years from the date hereof, the Company will furnish to the Representatives, and, upon request of the Representatives, to each of the Underwriters (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholder's equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on
     Form 8-K or other report filed by the Company with the Commission, Nasdaq or any securities exchange, (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock, and (iv) such other information concerning the Company as the Representatives may reasonably request from time to time.

             (q) FORM S-8. The Company will not file any registration statements on Form S-8 covering shares of Common Stock issuable under its stock option plans for a period of ninety (90) days following the effectiveness of the Registration Statement.

        7.   PAYMENT OF EXPENSES.

             (a) EXPENSES OF THE COMPANY. The Company will pay, either directly or by reimbursement, all costs, fees and expenses incurred in connection with expenses incident to the performance of the obligations of the Company and of the Selling Shareholders under this Agreement and in connection with the transactions contemplated hereby, including, but not limited to, (i) all expenses and taxes incident to the issuance and delivery of the Shares to the Representatives, (ii) all expenses incident to the registration of the Shares under the Securities Act, (iii) all costs of preparing stock certificates, including printing and engraving costs, (iv) all fees and expenses of the registrar and transfer agent of the Shares, (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (vi) all fees and expenses of the Company's counsel and the Company's independent accountants, (vii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus, including all exhibits and financial statements, and all amendments and supplements provided for herein, the Powers of Attorney, the Custody Agreement, the Underwriters' Questionnaire, the Blue Sky memoranda and this Agreement, (viii) all filing fees and attorneys' fees and expenses incurred by the Company or the Underwriters in connection with exemptions from qualifying or registering (or obtaining qualification or registration of) all or any part of the Shares for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Representatives may designate, (ix) all fees and expenses paid or incurred in connection with filings made with the NASD,
     (x) all fees and expense s associated with the listing of the Shares and the Common Stock on the Nasdaq National Market, and (xi) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section.

             (b) EXPENSES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder will pay, either directly or by reimbursement, all fees and expenses incident to the performance of such Selling Shareholder's obligations under this Agreement which are not otherwise specifically provided for herein, including, but not limited to, any fees and expenses of counsel for such Selling Shareholder, such Selling Shareholder's pro rata share of fees and expenses of the Attorneys-in-Fact and the Custodian and all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder.

             (c) REIMBURSEMENT OF UNDERWRITERS BY THE COMPANY. In addition to its other obligations under Section 8(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon (i) any statement or omission or any alleged statement or omission described in
     Section 8(a) or Section 8(b), or (ii) any breach or inaccuracy in their representations and warranties contained in this Agreement, the Company will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in the Wall Street Journal (the "Prime Rate"). Any such interim reimbursement payments which
                   ----------
     are not made to an Underwriter in a timely manner as provided below shall bear interest at the Prime Rate from the due date for such reimbursement. This expense reimbursement agreement will be in addition to any other liability which the Company may otherwise have, but shall be subject to the limitation on liability set forth in clause (i) of the first sentence of
     Section 8(e). The request for reimbursement will be sent to the Company.

             (d) REIMBURSEMENT OF THE UNDERWRITERS BY THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission or any alleged statement or omission described in Section 8(b) hereof, it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Selling Shareholder's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Selling Shareholder, together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to an Underwriter in a timely manner as provided below shall bear interest at the Prime Rate from the due date for such reimbursement. This expense reimbursement will be in addition to any other liability which any Selling Shareholder may otherwise have, but shall be subject to the provisions of
     Section 8(e).

             (e) ARBITRATION. It is agreed that any dispute or controversy arising out of the operation of the interim reimbursement arrangements set forth in Section 7(c) or Section 7(d) including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Section 7(c) or Section 7(d) and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of Section 8.

        8.   INDEMNIFICATION AND CONTRIBUTION.

             (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each of such Underwriter and controlling person (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party") against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and fees of counsel incurred in connection therewith), joint or several, which may be based upon (i) any breach of any representation, warranty, agreement or covenant of the Company or the Selling Shareholders contained herein, or (ii) the Securities Act, the Exchange Act, or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preliminary Prospectus, the Registration Statement or the Prospectus (or any Preliminary Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel, or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties have been advised by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit, notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

             (b) INDEMNIFICATION BY THE SELLING SHAREHOLDERS. Each Selling Shareholder jointly and severally agrees to indemnify and hold harmless each Underwriter Indemnified Party against any losses, claims, damages, liabilities or expenses (including, unless such Selling Shareholder elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and fees of counsel incurred in connection therewith), joint or several, which may be based upon (i) any breach of any representation, warranty, agreement or covenant of any Selling Shareholder herein contained, or (ii) the Securities Act, the Exchange Act, or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preliminary Prospectus, the Registration Statement or the Prospectus (or any Preliminary Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided,
                                                                       --------
     however, that the indemnification obligation arising under this Section
     -------
     8(b) shall apply only to the extent that such loss, claim, damage, liability or expense is caused by or related to an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto. Such Selling Shareholder shall be entitled to participate at his own expense in the defense, or, if he so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Selling Shareholder elects to assume the defense, such defense shall be conducted by counsel chosen by him. In the event that any Selling Shareholder elects to assume the defense of any such suit and retain such counsel, the Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such Selling Shareholder shall have specifically authorized the retaining of such counsel, or (ii) the parties to such suit include such Underwriter Indemnified Parties and such Selling Shareholder and such Underwriter Indemnified Parties have been advised by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to such Selling Shareholder, in which case such Selling Shareholder shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Subject to Section 8(e) below, this indemnity agreement is not exclusive and will be in addition to any liability which such Selling Shareholder might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible.

             (c) INDEMNIFICATION BY UNDERWRITERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") and each Selling Shareholder and each person, if any, who controls a Selling Shareholder within the meaning of the Securities Act (collectively, the "Shareholder Indemnified Parties") against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and fees of counsel incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preliminary Prospectus, the Registration Statement or the Prospectus (or any Preliminary Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof, and the parties acknowledge and agree that the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Registration Statement or the Prospectus, as from time to time amended or supplemented, is the information set forth in the last paragraph of the front cover page (insofar as such information relates to the Underwriters), the information on page 2 concerning stabilization and over-allotment by the Underwriters, and certain information under the caption "Underwriting"; provided, however, that in no
                                                   --------  -------
     case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party or Shareholder Indemnified Party against whom the action is brought unless such Company Indemnified Party or Shareholder Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party or Shareholder Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party or Shareholder Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties or Shareholder Indemnified Parties and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party or Shareholder Indemnified Party.

             (d)  CONTRIBUTION. If the indemnification provided for in this
     Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) or (c) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand, and the Underwriters on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             (e) LIMITATION OF LIABILITY. Notwithstanding any provision herein to the contrary, (i) the indemnity agreements contained in Section 8(a) and
     Section 8(b) with respect to any Preliminary Prospectus and the reimbursement provisions of Section 7(c) and 7(d) shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or expense purchased the Shares which are the subject thereof if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference), the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), and such failure to send or deliver a copy of the Prospectus (or the Prospectus as amended or supplemented) was not the result of the Company's non-compliance with the provisions of
     Section 6(d), (ii) the liability (including any liability for indemnification under Section 8(b), any liability for breach of any representation, warranty or agreement contained herein, and any liability for reimbursement pursuant to Section 7(d)) of each Selling Shareholder shall not exceed the Purchase Price of the Shares sold by such Selling Shareholder to the Underwriters, and (iii) such liability shall be further limited for each Selling Shareholder such that such Selling Shareholder's liability, in proportion to the aggregate liability of all Selling Shareholders as a group, shall not exceed the proportion that the number of Shares sold by such Selling Shareholder bears to the aggregate number of Shares sold by all Selling Shareholders hereunder; provided, however, that
                                                        --------  -------
     the limitation on liability set forth in the foregoing clause (iii) shall not apply with respect to any particular Selling Shareholder if such liability is attributable to such Selling Shareholder, as set forth in the first sentence of Section 8(b); and, provided, further, that nothing in the
                                          --------  -------
     foregoing clause (iii) shall require the Underwriters to seek indemnification from any other Selling Shareholder(s) as a condition of their being entitled to indemnification from any particular Selling Shareholder. Notwithstanding anything to the contrary in this Agreement, the Underwriters and their control persons shall not seek indemnification pursuant to this Section 8 or reimbursement of expenses pursuant to Section 7 from the Selling Shareholders unless they shall have first reasonably determined that the Company is unable or not required to fully satisfy the indemnification and reimbursement obligations of the Selling Shareholders pursuant to such Sections.

        9. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholders, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Shares.

        10. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder shall be subject to the material accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the Closing Dates, of the representations and warranties made herein by the Company and the Selling Shareholders, to compliance at and as of the Closing Dates by the Company and the Selling Shareholders with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and to the following additional conditions:

             (a) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

             (b) CHANGES. The Representatives shall have been reasonably satisfied that there shall not have occurred any change prior to the Closing Dates in the condition (financial or otherwise), properties, business, prospects, net worth or results of operations of the Company, or any change in the capital stock, short-term or long-term debt of the Company, such that (i) the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the reasonable opinion of the Representatives, is material, or omits to state a fact which, in the reasonable opinion of the Representatives, is required to be stated therein or is necessary to make the statements therein not misleading, or (ii) it is impracticable in the reasonable judgment of the Representatives to proceed with the public offering or to purchase the Shares as contemplated hereby.

             (c) LITIGATION. The Representatives shall be satisfied that no legal or governmental action, suit, proceeding or investigation affecting the Company which is material and adverse to the Company or which affects or may affect the Company's or the Selling Shareholders' ability to perform their respective obligations under this Agreement shall have been instituted or threatened, and there shall have occurred no material adverse development in any existing such action, suit, proceeding or investigation.

             (d) COMFORT LETTER. Prior to the execution of this Agreement, the Representatives shall have received from Deloitte & Touche L.L.P., independent certified public accountants, a letter, dated the date hereof, in form and substance reasonably satisfactory to the Underwriters.

             (e) BRING-DOWN. The Representatives shall have received from Deloitte & Touche L.L.P, independent certified public accountants, letters, dated the Closing Dates, to the effect that such accountants reaffirm, as of the Closing Dates, and as though made on the Closing Dates, the statements made in the letter furnished by such accountants pursuant to
     Section 10(d); provided, however, that the letter delivered on the First
                    --------  -------
     Closing Date shall use a "cut-off date"
     not earlier than the date hereof, and the letter delivered on the Option Closing Date shall use a "cut-off date" not more than five (5) business days prior to such Option Closing Date.

             (f) LEGAL OPINION OF COUNSEL FOR THE COMPANY. The Representatives shall have received from Morrison & Foerster LLP, counsel for the Company and the Selling Shareholders, an opinion, dated the Closing Dates, which opinion shall be rendered to the Underwriters at the request of the Company or one or more Selling Shareholders (and shall so state therein) to the effect that:
                  (i) the Company has been duly incorporated, is validly existing as corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as described in the Prospectus and to own, lease and operate its property;

                  (ii) the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company;

                  (iii) the Company has no subsidiaries and does not control, directly or indirectly, any corporation, partnership, association or other business organization;

                  (iv) all of the outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, except as disclosed in the Prospectus;

                  (v) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights;

                  (vi) this Agreement has been duly authorized, executed and delivered by the Company and each Selling Shareholder and is a valid and binding agreement of the Company and each Selling Shareholder enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law);

                  (vii) the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus;

                  (viii) the Registration Statement has become effective under the Securities Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                  (ix) the statements under the captions "Certain Transactions," "Shares Eligible for Future Sale" and "Description of Capital Stock" and the statements in the third paragraph under the caption "Business-- Intellectual Property" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement insofar as such statements constitute a summary of agreements, legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such agreements, legal matters, documents and proceedings;

                  (x) the Company is not in violation of its Articles of Incorporation or bylaws and, to such counsel's knowledge, the Company is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company, to which the Company is a party or by which it or its property is bound;

                  (xi) the execution, delivery and performance of this Agreement by the Company and each Selling Shareholder, compliance by the Company and each Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Articles of Incorporation or bylaws of the Company, or any agreement, indenture or other instrument known to such counsel to which the Company is a party or by which the Company or its property is bound, or, to such counsel's knowledge, violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or its property;

                  (xii) to such counsel's knowledge, there is no legal or governmental proceeding pending or threatened to which the Company is a party or to which any of its property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                  (xiii) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                  (xiv) to such counsel's knowledge, except otherwise set forth in the Registration Statement, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company;

                  (xv) to such counsel's knowledge, except as otherwise set forth in the Registration Statement or such as are not material to the business, prospects, financial condition or results of operation of the Company, the Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it;

                  (xvi) to such counsel's knowledge, all leases to which the Company is a party are valid and binding and no default has occurred or is continuing thereunder which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company, and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as do not materially interfere with the use made by the Company;

                  (xvii) (A) the Registration Statement (including any Registration Statement filed under Rule 462(b) under the Securities Act, if any) and the Prospectus and any supplement or amendment thereto (except for financial statements as to which no opinion need be expressed) comply as to form in all material respects with the Securities Act, and (B) nothing has come to the attention of such counsel which has caused it to believe that (except for financial statements, as aforesaid) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable (except for financial statements, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (xviii) the Custody Agreement has been duly authorized, executed and delivered by each Selling Shareholder and is a valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms;

                  (xix) this Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder;

                  (xx) each Selling Shareholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided in this Agreement and the Custody Agreement;

                  (xxi) each Selling Shareholder has good and clear title to the certificates for the Shares to be sold by such Selling Shareholder and, upon delivery thereof, pursuant hereto and payment therefor, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever; and

                  (xxii) the Power of Attorney signed by each Selling Shareholder appointing Alex Chi-Ming Hui and Patrick B. Brennan, or either of them, as such Selling Shareholder's attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder and are valid and binding instruments of such Selling Shareholder, and pursuant to such power of attorney, each of the Selling Shareholders has authorized Alex Chi-Ming Hui and Patrick B. Brennan, or either of them, to execute and deliver on their behalf this Agreement and any other documents necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by them pursuant to this Agreement.

        Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of California upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, the Selling Shareholders or officers of the Selling Shareholders (when such Selling Shareholder is not a natural person), and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Representatives and to counsel for the Underwriters.

             (g) LEGAL OPINION OF COUNSEL FOR THE UNDERWRITERS. The Representatives shall have received from Gray Cary Ware & Freidenrich, counsel for the Underwriters, their opinion or opinions, dated the Closing Dates, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement and the Prospectus and such other related matters as it may reasonably request, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

             (h) OFFICERS' CERTIFICATE. The Representatives shall have received a certificate, dated the Closing Dates, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company to the effect that:

                  (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

                  (ii) Neither any Preliminary Prospectus, as of its date, nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (iii) The representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Dates, and the Company has substantially complied with all of the agreements and substantially performed or satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Dates; and

                  (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (A) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company,
     (B) the business and
     operations conducted by the Company have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company, (C) no legal or governmental action, suit, proceeding or investigation is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement, (D) since such dates and except as so disclosed, the Company has not incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock (except pursuant to its stock option plans), made any material change in its short-term or funded debt or repurchased or otherwise acquired any of the Company's capital stock, (E) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to shareholders of record on a date prior to the Closing Date, and (F) the Company has not entered into any material transactions not in the ordinary course of business.

             (i) CERTIFICATE OF SELLING SHAREHOLDERS. The Representatives shall have received a certificate or certificates, dated the Closing Dates, of the Attorneys-in-fact on behalf of each of the Selling Shareholders to the effect that as of the Closing Dates its representations and warranties in this Agreement are true and correct as if made on and as of the Closing Dates, and that it has performed all its obligations and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates.

             (j) OPINION OF PATENT COUNSEL. The Representatives shall have received from Townsend and Townsend and Crew, special patent counsel for the Company, an opinion, dated the Closing Dates, with respect to certain patent law matters. Such opinion shall be in form and substance reasonably satisfactory to the Underwriters.

             (k) ADDITIONAL CERTIFICATES. The Company and each of the Selling Shareholders shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the Closing Dates, of the representations and warranties made herein by them and as to compliance at and as of the Closing Dates by them with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and as to satisfaction of the other conditions to the obligations of the Underwriters hereunder.

             (l) SATISFACTION. All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are reasonably satisfactory in form and substance to the Representatives. The Company will furnish to the Representatives such number of original and conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section 8 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Dates, but SoundView shall be entitled to waive any of such conditions.

        11. EFFECTIVE DATE. This Agreement shall become effective at the earlier of (a) 6:30 a.m., California time, on the first business day following the effective date of the

Registration Statement, and (b) the time of the initial public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective. The time of the initial public offering shall mean the time of the release by the Representatives for publication of the first newspaper advertisement relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to the public by letter, telephone, telegram or facsimile, whichever shall first occur. By giving notice as set forth in Section 15 before the time this Agreement becomes effective, the Representatives or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in Section 7, Section 8 and Section 13 and except as provided in Section 14 as to the liability of defaulting Underwriters.

        12. TERMINATION. The Representatives shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date or the Option Closing Date, as the case may be, (a) if the Company or any Selling Shareholder shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in the sole reasonable judgment of the Representatives, is material and adverse, or (b) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over-the-counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over-the-counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York or California authorities, or (c) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (d) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in the reasonable judgment of the Representatives makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (e) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the reasonable opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In the event of termination pursuant to this Section 12 the Company shall remain obligated to pay costs and expenses pursuant to Section 7,
Section 8 and Section 13 hereof. If the Company shall elect to prevent this Agreement from becoming effective as provided in Section 11, the Company shall promptly notify the Representatives by telephone, facsimile or telegraph, in each case confirmed by letter. If the Representatives elect to prevent this Agreement from becoming effective as provided in Section 11 or to terminate this Agreement as provided in this Section 12, the Representatives shall promptly notify the Company by telephone, facsimile or telegraph, in each case confirmed by letter.

        13. REIMBURSEMENT OF UNDERWRITERS. Notwithstanding any other provisions hereof, if this Agreement shall not become effective by reason of any election of the Company pursuant to Section 11 or shall be terminated by the Representatives under Section 10 or Section 12(a), the Company will bear and pay the expenses specified in Section 7 hereof and, in addition to its obligations pursuant to Section 8 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Shares, and promptly upon demand the Company will pay such amounts to the Representatives.

        14. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Shares hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate. If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Shares of a defaulting Underwriter or Underwriters as provided in this Section 14, (a) the Company and the Selling Shareholders shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company and the Selling Shareholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (b) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Shareholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 14 shall be without liability on the part of any non-defaulting Underwriter, the Selling Shareholders or the Company, except for expenses to be paid or reimbursed pursuant to Section 7 and except for the provisions of
Section 8.

        15. NOTICES. All communications hereunder shall be in writing and, (a) if sent to the Underwriters, shall be mailed, delivered, transmitted by facsimile or telegraphed and confirmed to the Representatives, c/o SoundView, 22 Gatehouse Road, Stamford, Connecticut 06902 (facsimile: (203) 462-7257), except that notices given to an Underwriter pursuant to Section 8 hereof shall be sent to such Underwriter at the address furnished by the Representatives, or (b) if sent to the Company, shall be mailed, delivered, transmitted by facsimile or telegraphed and confirmed to the Company, 2380 Bering Drive, San Jose, California 95131, Attn: President (facsimile: (408) 435-1100), or (c) if sent to the Selling Shareholders, shall be mailed, delivered, transmitted by facsimile or telegraphed and confirmed to the Selling Shareholders, c/o Attorneys-in-fact, c/o the Company, 2380 Bering Drive, San Jose, California 95131 (facsimile: (408) 435-1100).

        16. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Shareholders and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Shareholders contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company or any Selling Shareholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

        17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

        18. AUTHORITY OF REPRESENTATIVES. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives will be binding on all the Underwriters, and any action taken under this Agreement by any of the Attorneys-in-Fact will be binding on all of the Selling Shareholders.

        19. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        20. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

        21. GENERAL. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include on another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this

Agreement may be waived, only by a writing signed by the Company, the Selling Shareholders and the Representatives.

        22. COUNTERPARTS. This Agreement may be signed in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        23. ATTORNEY-IN-FACT. Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Shareholders represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                Very truly yours,

                                PERICOM SEMICONDUCTOR CORPORATION



                                By:
                                   ---------------------------------------------
                                      Alex C. Hui, President
                                     and Chief Executive Officer


                                SELLING SHAREHOLDERS NAMED IN SCHEDULE B


                                 By:
                                    --------------------------------------------
                                    Alex C. Hui
                                    As Attorney-in-Fact of the Selling
                                    Shareholders listed in Schedule B hereto.

Agreed to and accepted as of
the date first set forth above:

SOUNDVIEW FINANCIAL GROUP, INC.
UNTERBERG HARRIS

By:    SoundView Financial Group, Inc.


       By:
          -------------------------------------
            Jonathan Meyers, Managing Director

                                  SCHEDULE A


                                                           Number of Firm       Number of Option
                                                            Shares to be          Shares to be
Name                                                         Purchased             Purchased
------------------------------------------------------  ---------------------   ------------------
SoundView Financial Group, Inc........................
Unterberg Harris......................................
                                                        ---------------------  -------------------
     TOTAL............................................
                                                        =====================  ===================

                                  SCHEDULE B


                                                           Number of Firm       Number of Option
Name                                                     Shares to be Sold     Shares to be Sold
------------------------------------------------------  ---------------------  ---------------------
Pericom Semiconductor Corporation.....................        2,000,000

Selling Shareholders:
--------------------

Dato' Sri  Tay Kia Hong...............................
Chye Seng Tannery (Pte) Ltd...........................
Tay Tian Liang........................................
Tay Thiang Phong......................................
Tay Thiam Song........................................
Tay Thiam Yew.........................................
Jeffrey Young.........................................
Lee Chin-Chung........................................
Lue Shuh-Mei..........................................
Hsu Chih-Ray..........................................
Hsu Yu-Pu.............................................
Koh Quee Chew.........................................
Koh Kwee Khoon........................................
Koh Kwee Ngee.........................................
                                                        ---------------------  ---------------------
     TOTAL............................................
                                                        =====================  =====================

                                  SCHEDULE C

                               LOCK-UP AGREEMENT


SoundView Financial Group, Inc.
Unterberg Harris
c/o SoundView Financial Group, Inc.
22 Gatehouse Road
Stamford, Connecticut  06902


Ladies and Gentlemen:

     The undersigned is a director, officer and/or securityholder of Pericom Semiconductor Corporation (the "Company") and wishes to facilitate the proposed initial public offering (the "Offering") of the Company's common stock ("Common Stock") pursuant to a registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC"). The undersigned recognizes and agrees that the Offering will benefit the undersigned as a director, officer or securityholder of the Company.

     In consideration of the foregoing, and in order to induce the several underwriters to act as such in connection with the Offering, the undersigned hereby irrevocably agrees not to, directly or indirectly, offer, sell, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option to sell, transfer or otherwise dispose of any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock, or publicly announce the undersigned's intention to do any of the foregoing, without the prior written consent of SoundView Financial Group, Inc., for a period commencing on the date hereof and terminating one hundred eighty (180) days after the effective date of the Registration Statement (the "Lock-Up Period"); provided, however, that shares of
                                               --------  -------
Common Stock purchased by the undersigned in the pubic market after the Offering shall not be subject to this agreement.

     Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust if the beneficiaries of such trust are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any
                                           --------  -------
such transfer each transferee shall execute an agreement, satisfactory to SoundView Financial Group, Inc., pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. In addition, if the undersigned is a partnership, the partnership may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for

Common Stock to a partner of such partnership, to a retired partner of such partnership, or to the estate of any such partner or retired partner, and any such partner who is an individual may transfer such shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock by gift, will or intestacy to a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute
--------  -------
an agreement, satisfactory to SoundView Financial Group, Inc., pursuant to which each transferee shall agree to receive and hold such shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

     In addition, the undersigned agrees that, without the prior written consent of SoundView Financial Group, Inc., the undersigned will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     The undersigned confirms that he or she understands that the underwriters of the Offering and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. The undersigned further confirms that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns so long as the closing of the Offering occurs on or prior to May 31, 1998. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this agreement.



Dated:                 , 1997.          --------------------------------------
      -----------------                 Name of Securityholder


                                        By:
                                           -----------------------------------


                                        --------------------------------------
                                        Print Name


                                        --------------------------------------
                                        Title



                                       2